                  AMENDMENT NO. 2 TO NOTE PURCHASE AGREEMENT

     This Amendment No. 2 to Note Purchase Agreement ("Amendment No. 2") is made this ______ day of ______ 1995 by and among SDI Operating Partners, L.P. (the "Company") and the Note Purchasers whose names appear in the acceptance form at the end hereof.

     WHEREAS, the Company and the Note Purchasers entered into a Note Purchase Agreement dated December 15, 1992 and Amendment No. 1 thereto dated March 30, 1994; and

     WHEREAS, the Company and the Noteholders wish to enter into this Amendment No. 2 to modify certain covenants and definitions relating thereto set forth in the Note Purchase Agreement;

     NOTE, THEREFORE, in consideration of the one-time interest of .05% paid concurrently herewith, and the agreements herein set forth and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Section 7.3 A is hereby amended to read as follows (deletions in [brackets and crossed-out]; additions in bold):


     "(S)7.3  Debt.  A.  The Company will not, and will not permit any
              ----
Restricted Subsidiary to create, assume, incur or guarantee any Debt, unless


           (1) in the case of the Company, on the date such Debt is incurred and after giving effect thereto and to the concurrent retirement of any other Debt,


                (i) the ratio of (x) Consolidated Debt to (y) EBITA is less than the ratio specified below opposite the period during which such Debt is to be incurred:

                 Period                          Ratio
                 ------                          -----

      From January 1, 1994 through
        & including September 30, 1994           4.35 to 1.00
      From October 1, 1994 through
        & including December 31, 1994            3.70 to 1.00
      From January 1, 1995 through
        & including September 30, 1995           4.15 to 1.00
      From October 1, 1995 through
        & including December 31, 1995            3.20 to 1.00
      From January 1, 1996 through
        & including September 30, 1996           3.65 to 1.00
      From October 1, 1996 through
        & including December 31, 1996            2.80 to 1.00
      From January 1, 1997 through
        & including September 30, 1997           3.25 to 1.00
      From October 1, 1997 through
        & including December 31, 1997            2.45 to 1.00
      On and at all times after
        January 1, 1998                   [2.90] 2.45 to 1.00


           (ii) the ratio of (x) Consolidated Debt to (y) EBITDA minus Capital Expenditures is less than the ratio specified below opposite the period during which such Debt is to be incurred:


                 Period                          Ratio
                 ------                          -----

      From January 1, 1994 through
        & including September 30, 1994           4.23 to 1.00
      From October 1, 1994 through
        & including December 31, 1994            3.70 to 1.00
      From January 1, 1995 through
        & including September 30, 1995           4.10 to 1.00
      From October 1, 1995 through
        & including December 31, 1995            3.25 to 1.00
      From January 1, 1996 through
        & including September 30, 1996           3.75 to 1.00
      From October 1, 1996 through
        & including December 1, 1996             2.90 to 1.00
      From January 1, 1997 through
        & including September 30, 1997           3.40 to 1.00
      From October 1, 1997 through
        & including December 31, 1997            2.60 to 1.00
      On and at all times after
        January 1, 1998                   [3.10] 2.60 to 1.00

                (2)  in the case of a Restricted Subsidiary,

                     (i) such Debt is owed to the Company or a Wholly-owned Subsidiary,

                     (ii) such debt is Funded Debt which exists at the time a person becomes a Restricted Subsidiary (and is not incurred in anticipation thereof), provided that at the time such person becomes a Restricted Subsidiary, and after giving effect thereto, the Company shall be entitled to incur at least $1 of additional Debt under clause (1) above and shall be in compliance with Subsection B below, and provided further that at the time such person becomes a Restricted Subsidiary, and after giving effect thereto, the aggregate outstanding amount of Funded Debt of Restricted Subsidiaries incurred pursuant to this clause (ii) shall not exceed 8% of Consolidated Capitalization or

                     (iii) such Debt is listed on Exhibit C (or any refinancing of such Debt on substantially similar terms)."

            2.  Section 7.5 is hereby amended to read as follows:

            "(S)7.5.  Maintenance of Consolidated Net Working Capital.  The
                      -----------------------------------------------
Company will maintain at all times Consolidated Net Working Capital in an amount at least equal to $90,000,000 at December 31, 1994, $70,000,000 in 1995 and
$80,000,000 thereafter."

            3.  Section 7.6 is hereby amended to read as follows:

            "(S)7.6.  Maintenance of Consolidated Current Ratio.  The Company
                      -----------------------------------------
will maintain at all times Consolidated Current Assets in an amount at least equal to [200%] 195% at December 31, 1994, 140% in 1995 and 150% thereafter of Consolidated Current Liabilities."

            4.  Section 7.9 is hereby amended to read as follows:

            "(S)7.9.  Restricted Payments and Restricted Investments.  The
                      ----------------------------------------------
Company will not directly or indirectly (i) make any Restricted Payment or (ii) make or permit any Restricted Subsidiary to make any Restricted Investment, unless, on the date of payment or distribution in the case of any proposed Restricted Payment or on the date of the making thereof in the case of any proposed Restricted Investment (the "Computation Date"), and after giving effect
                                     ----------------
thereto,

            A.  the sum of

                (1) the aggregate amount of all Restricted Payments during the period commencing on October 1, 1992 and ending on and including the Computation Date (the "Computation Period"), plus
                                   ------------------

                (2) the aggregate amount of all Management Fees paid during the Computation Period, plus

                (3) the aggregate amount of all Restricted Investments of the Company and its Restricted Subsidiaries existing on the Computation Date, shall not exceed an amount equal to

                (4)  $15,000,000 plus,

                (5) 75% (or minus 100%, if negative) of the aggregate amount of Consolidated Net Cash Flow for the Computation Period, plus, but only in the case of a Restricted Investment or a Restricted Payment specified in Clause (ii) of the definition of "Restricted Payment",

                (6) 100% of the aggregate amount received by the Company as the net cash proceeds from the simultaneous sale of partnership interests in the Company (other than to a Subsidiary) during the Computation Period; and

            B. no Event of Default or Default shall have occurred and be continuing.

                Notwithstanding anything to the contrary above, (x) the Company will not, and will not permit any Subsidiary to, directly or indirectly, make any payment on account of the purchase, redemption or other retirement of the Class A or Class B limited partnership interests of the Limited Partner (except as provided in the definition of Restricted Payment in Section 8.2 hereof) and
(y) if at any time the Company shall reorganize as a corporation (i) the date referred to in Subsection A(1) above shall be deemed to the first day of the fiscal quarter in which such reorganization occurs and all Computation Periods from that time forward will begin as of such first day of such fiscal quarter and (ii) the amount to be added (or subtracted) pursuant to Subsection A(5) shall be 50% (or, in the case of a deficit, minus 100%) of the aggregate amount
                                            -----
of Consolidated Net Income for the Computation Period (rather than 75% of Consolidated Net Cash Flow)."

            5. Section 7.12 is hereby amended to read as follows:

            "(S)7.12.  Sales of Assets. The Company will not, and will not
                       ---------------
  permit any Restricted Subsidiary to, directly or indirectly, sell, lease or otherwise dispose of any of its assets to any person, except that

            A. the Company or any Restricted Subsidiary may engage in a transaction as permitted by, and pursuant to, (S)7.11, and the Company or a Restricted Subsidiary may make sales from inventory in the ordinary course of business; and

            B. the Company or any Restricted Subsidiary may dispose of any of its assets if (x) the aggregate book value of all assets proposed to be disposed of plus the aggregate book value (at the time of disposition thereof) of all other assets disposed of by the Company and its Restricted Subsidiaries under this Subsection in the 12 month period immediately preceding the date of such proposed disposition, does not exceed 15% of Consolidated Net Tangible Assets as of the end of the fiscal year immediately preceding the date of such proposed disposition and (y) the aggregate book value (at the time of disposition thereof) of all assets disposed of by the Company and its Restricted Subsidiaries under this Subsection subsequent to [September 30, 1992] January 4, 1995 (see attached Schedule of Consolidated Net Tangible Assets), plus the aggregate book value of all the assets then proposed to be disposed of, does not exceed [25%] 15% of Consolidated Net Tangible Assets as of [the Closing Date] January 4, 1995 (provided that, if concurrently with any such sale of assets or within 30 days thereof, substantially all of the net proceeds of such sale are used by the Company or a Restricted Subsidiary to acquire other property consisting of equipment or real property used in the wholesale distribution of industrial products business, such sale shall be disregarded for purposes of calculations pursuant to this Subsection B).

            Notwithstanding anything to the contrary above, but subject to
  (S)7.11, the Company or any Restricted Subsidiary may dispose of assets having an aggregate book value greater than the amount otherwise permitted by Subsection B above, if immediately after such disposition and giving effect thereto no Event of Default or Default shall have occurred and be continuing, and upon compliance with the following provisions. If the Company or any Restricted Subsidiary disposes of any of its assets (other than pursuant to Subsection A above) such that the aggregate book value (at the time of disposition thereof) of all assets so disposed of shall be greater than the amount otherwise permitted by Subsection B above (such excess being hereinafter called the "Excess Amount"), the Company shall promptly (and in
                          -------------
  any event within 10 days) after the effective date of such disposition give written notice thereof (specifying the Excess Amount and the Applicable Share thereof) to you and any other holder of any of the Notes. Such notice shall contain an offer of the Company to apply, within 60 (but not less than 40) days of the date thereof (subject to said offer lapsing as hereinbelow provided), an amount equal to the Applicable Share of the Excess Amount to the pro rata repayment of the Notes. Such notice shall specify the date fixed for such proposed prepayment and the aggregate principal amount of the Notes, and of the Notes held by each holder, proposed to be prepaid (containing calculations in reasonable detail showing how such amounts were determined). Any such prepayment of the Notes shall be at the principal amount so to be prepaid, together with interest accrued thereon to the date of such prepayment plus an amount equal to the Make-Whole Amount for each such Note. The Company shall prepay, on the date specified in such notice, the Notes held by each holder who shall notify the Company in writing within 30 days after receipt of such notice that such holder will accept the prepayment proposed to be made to such holder, and said offer to such holder shall lapse as to any portion of such proposed aggregate prepayment not so accepted. Any portion of the Excess Amount which is not applied to the prepayment of the Notes pursuant to the foregoing provisions shall be applied by the Company to the prepayment of the Debt outstanding under the Revolving Credit Facility and the permanent reduction of the commitments thereunder (and, if the amount to be so applied exceeds the amount of Debt outstanding under the Revolving Credit Facility, such commitments shall be reduced in an amount equal to such excess).

      Notwithstanding anything to the contrary above, [(i) the Excess Amount resulting from the sale or other disposition of the Electrical Group in excess of the 15% limitation set forth in clause (x) of Subsection B above (but not in excess of the 25% limitation set forth in clause (y) of Subsection B above) shall be deemed to be an amount equal to 50% of the actual Excess Amount so resulting from such sale or other disposition and (ii)] the Company may sell or otherwise dispose of all or any portion of the assets constituting, or stock of, SIMCO on an arms' length basis and for fair market value and the book value of the assets of SIMCO so disposed of in an amount up to $10,000,000 shall be disregarded for the purposes of calculations pursuant to Subsection B above, provided that the proceeds of such sale in respect of the book value so disregarded shall be applied by the Company to the repayment of the Notes (pursuant to (S)4.2) or the Debt outstanding under Revolving Credit Facility (and, in the case of any such application to Debt outstanding under the Revolving Credit Facility, to the permanent reduction of the commitments thereunder) or to the acquisition of property used in the wholesale distribution of industrial products business of the Company and its Restricted Subsidiaries.

      As used in this (S)7.12, the "Applicable Share" of the Excess Amount shall
                                    ----------------
mean the amount which bears the same relationship to such Excess Amount as the aggregate outstanding principal amount of the Notes bears to the sum of the aggregate outstanding principal amount of the Notes and the amount of the commitment under the Revolving Credit Facility on the date of determination."

      6.  Section 7.13 is hereby amended to read as follows:

      "(S)7.13. Acquisitions. The Company will not, and will not permit any
                ------------
Restricted Subsidiary to, make any Acquisition if the amount of cash and property (valued at the greater of its fair market value (as determined by a general partner of the Company or its net book value) to be expended in connection with the proposed Acquisition together with all other amounts expended by the Company and its Restricted Subsidiaries in connection with all other Acquisitions in the calendar year of the proposed Acquisition would exceed the Permitted Amount for such year. If as of the last day of any calendar year the Permitted Amount is in excess of the amount actually expended by the Company and its Restricted Subsidiaries in connection with all Acquisitions in such calendar year, the lesser of such excess and $5,000,000 (the "Carryover Amount") may be carried over to the following calendar year and added to the Permitted Amount for such following calendar year provided that [the sum of (x) the amount so carried over plus (y) the Acquisition expenditures for such following calendar year shall be deducted from the Permitted Amount (including therein any amount so carried over) when determining the amount, if any, which may be carried from such following calendar year to the next following calendar year (and, except as so provided in this sentence, Permitted Amounts are available on a non-cumulative basis).] (x) the total amount of Acquisition expenditures (Permitted Amount plus Carryover Amount) in any calendar year will not exceed $20,000,000 and (y) the cumulative Acquisition expenditures will not exceed the amount equal to (N minus 1994) x $15,000,000, where N is the current calendar year.

      As used in this (S)7.13, the "Permitted Amount" shall be $15,000,000 for
                                    ----------------
1995 and any later year. [zero for 1993 and for any later year (the "Acquisition
                                                                     -----------
Year") shall be an amount determined as follows: If Adjusted Cash Flow for the
- ----
year preceding the Acquisition Year (x) equalled or exceeded the Cash Flow Target (as determined below) for such year, the Permitted Amount for such Acquisition Year shall be $5,000,000 plus an amount equal to 75% of any such excess above such Cash Flow Target (but in no event greater than $7,500,000) if such Acquisition Year is 1998 or earlier and $7,500,000 if such Acquisition Year is 1999 or later, (y) was less than the Cash Flow Target for such year but equal to or greater than 80% of the Cash Flow Target for such year, the Permitted Amount for such Acquisition Year shall be $4,000,000 if such Acquisition Year is

[1998 or earlier and $5,000,000 if such Acquisition Year is 1999 or later and
(z) was less than 80% of the Cash Flow Target for such Year, the Permitted Amount for such Acquisition Year shall be $3,000,000.]

                [The Cash Flow Target for any year shall be the amount set forth below opposite such year:

                Year                           Cash Flow Target
                ----                           ----------------

                1993                           $6,003,000
                1994                            4,082,000
                1995                            5,546,000
                1996                            6,161,000
                1997                            6,830,000
                1998                            5,602,000
                1999                            4,318,000
                2000                            2,058,000
                2001                              825,000]"

                7. The following definitions in Section 8.2 are hereby amended to read as follows:

                "'Change of Control' shall mean the occurrence of any of the
                  -----------------
following events:

                (i) if during any three year period after the date of this agreement, any two of Louis J. Cissone, Joseph M. Corvino, Norman V. Edmonson, [C. Erik Larson,] Donald T. Marshall, John P. McDonnell, Max W. Hillman and Harold J. Cornelius shall no longer be senior officers of the Company, unless
(x) such event occurs because of the applicable officer's death or disability or
(y) such officer is replaced by an individual who has been identified in writing to each holder of a Note and not objected to in writing by the holder or holders of at least a majority of the unpaid principal amount of the Notes within 60 days of such identification (and any individual so approved shall be the subject of the foregoing provisions of this clause (i) as though named herein),

                (ii) so long as [Shearson] Lehman/SDI, Inc. owns the general partnership interest in the General Partner, a change in the majority of the board of directors of [Shearson] Lehman/SDI, Inc. (other than the board members designated by [Shearson] Lehman Brothers, so long as [Shearson] Lehman Brothers has the right to designate no more than two such directors), other than by reason of a temporary vacancy resulting from the death or disability of any board member,

          (iii) if [Shearson] Lehman/SDI, Inc. shall sell the general partnership interest in the General Partner, a change in the majority of the board of directors of the entity owning such general partnership interest shall at any time within three years following such sale not be directors who also constituted a majority of the board of directors of [Shearson] Lehman/SDI, Inc. immediately prior to such sale, other than by reason of a temporary vacancy resulting from the death or disability of any board member, or

          (iv) the failure of the partnership interest in the Company owned by the General Partner on the date hereof to be owned by an Acceptable Partner.

          "'Consolidated Current Liabilities' shall mean the consolidated current liabilities of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, provided, however, that Consolidated Current Liabilities shall not include (i) prepayments of debt (and the Make-Whole Amount thereon) and (ii) tax distributions required to be paid to the partners of the Company with respect to gain on the sale of a division or Subsidiary of the Company.

          "'Restricted Payment' shall mean (i) any payment or distribution to or in respect of the partnership interest of any partner in the Company, provided, however, that Restricted Payments shall not include tax distributions required to be paid to the partners of the Company with respect to gain on the sale of a division or Subsidiary of the Company or (ii) any payment on account of the purchase, redemption or other retirement of any partnership interest in the Company, provided, however, that Restricted Payments shall not include an aggregate of up to $15,000,000 which may be paid to purchase Class B limited partnership interests. For purposes of this Agreement, all payments or distributions in respect of Management Fees shall be deemed not to be Restricted Payments. The amount of any Restricted Payment in property shall be the greater of its fair market value (as determined in good faith by a general partner of the Company) or its net book value."

          IN WITNESS WHEREOF, the parties hereto have, by their duly authorized officers or partners, executed this Amendment No. 2 on the date first above written.

                                             SDI OPERATING PARTNERS, L.P.
                                              by its General Partner
                                              SDI PARTNERS I, L.P.
                                              by its General Partner
                                              LEHMAN/SDI, INC.

                                              By /s/ Louis J. Cissone
                                                 ------------------------
                                                     Louis J. Cissone
                                                   Senior Vice President

                               SUN DISTRIBUTORS

                 SCHEDULE OF CONSOLIDATED NET TANGIBLE ASSETS
                            AS OF JANUARY 31, 1995
                            (dollars in thousands)



Accounts & Notes Receivable, net                               $ 73,773
Inventories                                                      84,074
Other Current Assets                                              4,130
                                                               --------
     Total Current Assets                                       161,977
Property & Equipment, net                                        20,583
Deferred Income Taxes                                             2,212
Other Assets                                                        738
                                                               --------
     Total Tangible Assets                                     $185,510
                                                               --------

Accounts Payable                                                 40,781
Distributions Payable to Partners                                 7,774
Accrued Expenses
   - Salaries and Wages                                           7,108
   - Management Fee due the General Partner                       3,613
   - Income and Other Taxes                                       2,514
   - Other Accrued Expenses                                      14,327
Deferred Compensation                                             6,731
Other Liabilities                                                    61
                                                               --------
     Total Liabilities                                         $ 82,909
                                                               --------

Net Tangible Assets                                            $102,601
                                                               ========

                                           TEACHERS INSURANCE AND ANNUITY
                                           ASSOCIATION OF AMERICA



                                            By
                                              ---------------------------



                                           NEW YORK LIFE INSURANCE COMPANY



                                            By /s/ Lydia S. Sangree
                                              ---------------------------
                                                    Lydia S. Sangree
                                                Assistant Vice President



                                           NEW YORK LIFE INSURANCE AND ANNUITY
                                           CORPORATION



                                            By  /s/ Lydia S. Sangree
                                              ---------------------------
                                                    Lydia S. Sangree
                                                Assistant Vice President



                                           MASSACHUSETTS MUTUAL LIFE INSURANCE
                                           COMPANY



                                            By
                                              ---------------------------

                                TEACHERS INSURANCE AND ANNUITY
                                ASSOCIATION OF AMERICA


                                  By /s/ William Stuart Shepetin
                                    -------------------------------
                                        WM. STUART SHEPETIN
                                        Director-Private Placements



                                 NEW YORK LIFE INSURANCE COMPANY


                                  By
                                    -------------------------------



                                 NEW YORK LIFE INSURANCE AND ANNUITY
                                 CORPORATION


                                  By
                                    -------------------------------



                                 MASSACHUSETTS MUTUAL LIFE INSURANCE
                                 COMPANY

                                  By
                                    -------------------------------

                                TEACHERS INSURANCE AND ANNUITY
                                ASSOCIATION OF AMERICA


                                 By
                                   -------------------------------



                                 NEW YORK LIFE INSURANCE COMPANY


                                  By
                                    -------------------------------



                                 NEW YORK LIFE INSURANCE AND ANNUITY
                                 CORPORATION


                                  By
                                    -------------------------------



                                 MASSACHUSETTS MUTUAL LIFE INSURANCE
                                 COMPANY

                                  By /s/ Michael P. Hermsen
                                    -------------------------------
                                         Michael P. Hermsen
                                         Second Vice President